As  filed  with the Securities and Exchange Commission on August 2, 1999    Reg.
No.  333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933


                             CRITICARE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                        39-150563
          --------                                        ---------
     (State  or  Other  Jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation  or  Organization)

     20925  Crossroads  Circle,  Waukesha, WI 53186               (414) 798-8282
     ----------------------------------------------               --------------
     (Address,  including  Zip  Code  of                     (Telephone  Number,
     Registrant's  Principal  Executive  Offices)          Including  Area Code)

                                  Emil H. Soika
                      President and Chief Executive Officer
                             Criticare Systems, Inc.
                             20925 Crossroads Circle
                               Waukesha, WI 53186
                                 (414) 798-8282
  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of all communications to:
            Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
                       1000 North Water Street, Suite 2100
                               Milwaukee, WI 53202
                          Attn:  Robert E. Bellin, Esq.
                           Telephone:  (414) 298-1000
                           Facsimile:  (414) 298-8097


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. /_/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box.     /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective  registration  statement  for  the  same  offering.     /_/
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.     /_/
     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please  check  the  following  box.          /_/

                         CALCULATION OF REGISTRATION FEE



                              Proposed        Proposed
                              Maximum         Maximum
                  Amount      Offering        Aggregate    Amount of
Title of Shares.  to be       Price           Offering     Registration
to be Registered  Registered  Per Share (1)   Price (1)    Fee


Common Stock,
  $.04 Par Value     150,000  $         2.04  $   306,000  $          86
================  ==========  ==============  ===========  =============


(1)  CALCULATED  IN ACCORDANCE WITH RULE 457(C) BASED ON THE AVERAGE OF THE HIGH
AND LOW SALES PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JULY 26, 1999, SOLELY FOR PURPOSES OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
----------

                                 150,000 SHARES

                             CRITICARE SYSTEMS, INC.

                                  COMMON STOCK

     The selling stockholder, Dynamic Options Corporation, Inc., is offering for sale up to 150,000 shares of our common stock. Because the shares offered under this prospectus will be sold by the selling stockholder, we will not receive any proceeds from the sale of these shares.

     The selling stockholder will sell the shares of our common stock from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market at the market price then prevailing, or in privately negotiated transactions, through one or more broker-dealers selected by us. The selling stockholder and the brokers and dealers which may sell the shares on the selling stockholder's behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and their commissions or discounts and other compensation may be regarded as underwriters' compensation.

     Shares  of  our  common  stock  are  traded  on the Nasdaq National Market.

                 Trading Symbol on Nasdaq National Market:  CXIM
               Last Sale Price on July 26, 1999:  $2.06 per share

                    _________________________________________

CONSIDER  CAREFULLY  THE  "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



____________________,  1999

                                     SUMMARY

     This summary highlights selected information from this document and from the documents that we incorporate by reference. For a more complete description of the offering and us, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 6).

CRITICARE  SYSTEMS,  INC.
20925  Crossroads  Circle
Waukesha,  Wisconsin  53186
(414)  798-8282

     We design, manufacture and market vital signs and gas monitoring instruments and related noninvasive sensors used to monitor patients in many healthcare settings. Since a patient's oxygen, anesthetic gas and carbon dioxide levels can change dramatically within minutes, causing severe side effects or death, continuous monitoring of these parameters is increasing. Our monitoring equipment improves patient safety by delivering accurate, comprehensive and instantaneous patient information to physicians and other health service clinicians. Our products also allow hospitals to contain costs primarily by substituting cost-effective reusable pulse oximetry sensors for disposable sensors, controlling the use of costly anesthetics and increasing personnel productivity.

     To meet the needs of end-users in a wide variety of patient settings, we have developed a broad line of patient monitors which combine one or more of our patented or other proprietary technologies, for monitoring oxygen saturation, carbon dioxide and anesthetic agents, with standard monitoring technologies that provide electrocardiogram, invasive and noninvasive blood pressures, temperature, heart rate and respiration rate. In addition, our VitalView telemetry system allows one nurse to monitor up to eight patients simultaneously from a convenient central location. This allows hospitals to move out of the intensive care unit those patients that require continuous monitoring, but do not need all of an intensive care unit's extensive and costly personnel and equipment resources.

FORWARD-LOOKING  STATEMENTS  MAY  PROVE  TO  BE  INACCURATE

     We have made forward-looking statements in this document and in the documents that we incorporate by reference that are subject to risks and uncertainties. Without limitation, these forward-looking statements include statements regarding new products we may introduce in the future, statements about our business strategy and plans, statements about the adequacy of our working capital and other financial resources, and in general statements that are not of an historical nature. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the statements. These factors include those discussed under the caption "Risk Factors" in this prospectus. Please note that we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                                        2
4

                                  RISK FACTORS

     Before purchasing our stock, you should carefully consider the following risk factors and the other information contained in this prospectus.

WE FACE SIGNIFICANT COMPETITION IN OUR MARKETS. AS A RESULT, WE MAY NOT BE ABLE TO INCREASE OUR MARKET SHARE OR PROFIT MARGINS.

     The markets for our products are highly competitive. Many of our competitors have greater engineering, research and development, manufacturing, financial and marketing resources, as well as a more established market presence and reputation. We have historically experienced substantial price competition for our products and such price competition is likely to continue.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND STOCK PRICE COULD SUFFER.

     We incurred net losses of $2,179,489 in fiscal 1997, $499,276 in fiscal 1998 and $2,048,595 in the nine months ended March 31, 1999. We expect to incur a net loss in fiscal 1999. Although we completed a restructuring program during fiscal 1999 in an effort to attain profitability, we cannot assure you that we will be able to achieve or sustain profitability in future periods.

OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  PROTECT  OUR INTELLECTUAL PROPERTY.

     We rely on our patented and other proprietary technology including our sensor technology, infrared specific anesthetic gas monitoring technology, UltraSync signal processing software and disposable respiratory secretion filter system. The actions taken by us to protect our proprietary rights may not be adequate to prevent imitation of our products, processes or technology, that our proprietary information will not become known to competitors, that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights or that other will not challenge or assert rights in, and ownership of, our patents and other proprietary rights. Although none of our United States patents expire before 2004, to the extent competitors develop equivalent or superior non-infringing technology in these areas, or to the extent that we are unable to enforce our patents, our ability to market and sell our products could be materially adversely affected.

INTERNATIONAL SALES MAKE OUR BUSINESS SUSCEPTIBLE TO NUMEROUS INTERNATIONAL BUSINESS RISKS AND CHALLENGES THAT COULD AFFECT OUR PROFITABILITY.

     International sales accounted for 46% of our total net sales for the 1998 fiscal year. We expect that international sales will continue to constitute a significant portion of our business. Although we sell our products in United States dollars and are not subject to significant currency risks, an increase in the value of the United States dollar relative to foreign currencies in our international markets could make our products less price competitive in such markets. Also, our international sales are subject to the risks inherent in doing business abroad, including delays in shipments, increases in import duties and tariffs and changes in foreign regulations and political climate.

WE  OPERATE  IN  A  HIGHLY  REGULATED  INDUSTRY.

     Our products are subject to regulation by the United States Food and Drug Administration and comparable foreign governmental authorities. These regulations can be burdensome and may substantially delay or prevent the introduction of new products, materially increase the costs of any such product introductions, interfere with or require cessation of product manufacturing and marketing or result in product recalls. Additionally, adoption of new regulations or modifications to applicable regulations could adversely affect us.

                                        3
5

HEALTH  CARE  COST  CONTAINMENT  PROGRAMS  COULD  ADVERSELY  AFFECT  OUR  SALES.

     The cost of a significant portion of medical care in the United States is funded by government or other insurance programs. Additional limits imposed by such programs on health care cost reimbursements may further impair the ability of hospitals and other health care providers to purchase equipment such as our products and could adversely affect our domestic sales.

OUR  BUSINESS  IS  SUBJECT  TO  POSSIBLE  PRODUCT  LIABILITY  EXPOSURE.

     As a manufacturer of medical diagnostic equipment, we could face product liability claims. We have had no product liability claims to date and maintain product liability insurance. However, there can be no assurance that such coverage will be adequate to cover any product liability claims which arise in the future or that it will continue to be available at reasonable prices.

WE RELY ON SINGLE SOURCES OF SUPPLY FOR MANY OF THE KEY COMPONENTS OF OUR PRODUCTS.

     Certain of our products incorporate components currently purchased from single sources. While we believe these components are available from alternate sources on reasonable terms, an interruption in the delivery of these components could have a material adverse effect on us.

WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 BECAUSE OUR SYSTEMS OR OUR SUPPLIER'S SYSTEMS MAY FAIL.

     Like many companies, we may be adversely affected by the Year 2000 computer problem. The Year 2000 issue relates to computer hardware and software and other systems designed to use two digits rather than four digits to define the applicable year. As a result, the Year 2000 would be translated as two zeroes. Because the Year 1900 could also be translated as two zeroes, systems which use two digits could read the date incorrectly for a number of date-sensitive applications resulting in potential calculation errors or the shutdown of major systems. We are in the process of updating our internal computer software, other information technology and other operating systems for purposes of Year 2000 compliance. We are also addressing the Year 2000 compliance of our new and existing products. We currently expect to complete our Year 2000 compliance plan during the quarter ending September 30, 1999 and do not expect that our costs to become Year 2000 compliant will be material to our financial condition or results of operations. However, we can not assure you that we will not experience any unanticipated problems in our internal systems with respect to the Year 2000 which may have a material adverse effect on us.

     Our operations may also be adversely affected to the extent that our suppliers and other third parties are not Year 2000 compliant. We circulated surveys to key third parties during fiscal 1999 to assess the Year 2000 compliance status of the operating systems of such third parties and the potential impact on us of non-compliance. However, a number of risks relating to the Year 2000 issue may be out of our control, including our reliance on outside links for essential services such as communications and power. We can not assure you that a failure of systems of third parties on which our systems and operations rely to be Year 2000 compliant will not have a material adverse effect on us.

OUR STOCK PRICE MAY FLUCTUATE, INCREASING THE RISK TO INVESTORS IN OUR COMMON STOCK.

     Market prices of securities of medical technology companies, including our common stock, have experienced significant volatility from time to time. There may be volatility in the market price of the common stock due to factors that may or may not relate to our performance. Various factors and events, such as announcements by us or our competitors concerning new product developments, governmental approvals, regulations or actions, developments or disputes relating to patent or proprietary rights and public concern over product liability may have a significant impact on the market price of our common stock. In addition, our quarterly results have historically fluctuated.

                                        4
6

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholder.

                               SELLING STOCKHOLDER

     All of the shares of our common stock offered for sale pursuant to this prospectus are being offered by the selling stockholder. We issued the shares to the selling stockholder in July 1999 as part of the settlement of litigation between the selling stockholder and us. To the extent that the total proceeds to the selling stockholder from the sale of the shares of our common stock pursuant to this prospectus are less than $300,000, we have agreed to make additional payments to the selling stockholder equal to the difference between $300,000 and the total proceeds from the sale of the common stock. Pursuant to this settlement, we also made a cash payment to the selling stockholder and agreed to transfer to the selling stockholder shares we hold in Immtech International, Inc. We also agreed to make an interest-free loan to the selling stockholder which will be secured by the shares of Immtech stock and repaid by the selling stockholder using the proceeds from the sale of the shares of the Immtech stock.

     Information with respect to the shares of our common stock beneficially owned by the selling stockholder follows.



                   Shares of Common Stock   Shares Offered   Shares to be Owned
                   Owned Prior to Offering  for Sale Hereby  After the Offering*
                   -----------------------  ---------------  -------------------
                                                             Number               Percent
                                                             -------------------  -------
Dynamic Options
Corporation, Inc.                  150,000          150,000                    -        -



*Assumes  sale  of  all  shares  offered  by  this  prospectus.

                              PLAN OF DISTRIBUTION

     The selling stockholder has agreed that all of the shares of our common stock offered pursuant to this prospectus will be sold through one or more broker-dealers selected by us. The selling stockholder will sell the shares of our common stock from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market at the market price then prevailing or in privately negotiated transactions.

                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the shares of our common stock offered hereby will be passed upon for us by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at its public reference rooms in New York, New York, or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on

                                        5

the public reference rooms.
You can also obtain copies of our SEC filings by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, many of our SEC filings are available at the SEC's site on the World Wide Web at "http//www.sec.gov."

     We have filed a Registration Statement on Form S-3 to register with the SEC the common stock offered for sale by the selling stockholder. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement, which we are incorporating in this prospectus by reference.

     The SEC allows us to "incorporate by reference" information in this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below. These documents contain important information about us and our finances.

-     Annual  Report  on  Form  10-K  for  the  fiscal year ended June 30, 1998.

-     Quarterly  Report  on  Form 10-Q for the quarter ended September 30, 1998.

-     Quarterly  Report  on  Form  10-Q for the quarter ended December 31, 1998.

-     Quarterly  Report  on  Form  10-Q  for  the  quarter ended March 31, 1999.

- The description of our common stock which is contained in our Registration Statement on Form 8-A filed on July 22, 1987, including all amendments and reports filed for the purpose of updating such description.

     We are also incorporating by reference all additional documents that we file with the SEC between the date of this prospectus and the termination of the offering.

     We will, without charge, provide you with copies of any of the documents which are incorporated in this prospectus by reference (other than exhibits to such documents unless we have specifically incorporated those exhibits by reference into this prospectus). To obtain copies, please write or call Joseph
M. Siekierski, Vice President - Finance, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186, (414) 798-8282.

     You should rely only on the information contained in this document or other information we referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy shares of common stock in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.




                                     TABLE OF CONTENTS  Page
                                                        ----

Summary . . . . . . . . . . . . . .                  2

Risk Factors. . . . . . . . . . . .                  3

Recent Developments . . . . . . . .                  5

Use of Proceeds . . . . . . . . . .                  5

Selling Stockholder . . . . . . . .                  5

Plan of Distribution. . . . . . . .                  5

Experts . . . . . . . . . . . . . .                  6

Legal Matters . . . . . . . . . . .                  6

Where You Can Find More Information                  6













                                 150,000 Shares

                            CRITICARE SYSTEMS, INC.

                                  COMMON STOCK


                                   PROSPECTUS
                                   ----------









                              _____________, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Company. Such expenses are estimated to be as follows:



ITEM . . . . . . . . . . . . . . .  AMOUNT
----------------------------------  -------

Securities and Exchange Commission
Registration Fee . . . . . . . . .  $    86

Nasdaq Listing Fees. . . . . . . .    3,000

Printing and Engraving Fees. . . .    1,000

Legal Fees and Expenses. . . . . .    2,500

Accounting Fees and Expenses . . .    1,000

Miscellaneous Expenses . . . . . .    1,500
                                    -------

   Total . . . . . . . . . . . . .  $ 9,086
                                    =======




ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's by-laws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions"), other than in certain limited circumstances, because he is or was a director or officer of the Company, or because he is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation or other enterprise or is or was serving at the request of the Company as a fiduciary of an employee benefit plan or as an employee or agent of the Company; provided, however, that no director or officer shall be entitled to indemnification unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnification obligation mirrors the permissive indemnification provided under section 145 of the Delaware General Corporation Law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made (a) by arbitration; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the subject Action; (c) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon.

     The Company's Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

                                        II-1

misconduct or a knowing
violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the Delaware General Corporation Law or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     Article VI, section 6.01 of the Company's Restated by-laws provides that a director or officer is not liable to the Company for damages arising out of any action taken or omitted to be taken by such person if he exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or took or omitted to take such action in reliance on the advice of the Company's counsel or statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe were true.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM  16.  EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.2 By-laws of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.3 Specimen Common Stock certificate (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.4 Specimen Convertible Debenture (incorporated by reference to the Registration Statement filed on Form S-3, Registration No. 333-25153).

5     Opinion  of  Reinhart,  Boerner,  Van  Deuren,  Norris  & Rieselbach, s.c.

23.1     Consent  of  Deloitte  &  Touche  LLP.

23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in its opinion filed as Exhibit 5 hereto).

24     Power  of  Attorney  (incorporated  by  reference  to  the signature page hereof).

ITEM  17.  UNDERTAKINGS

     The  undersigned  Registrant  undertakes  as  follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and (b) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and which are incorporated by reference in this Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        II-3
10

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on the 2nd day of August, 1999.

     CRITICARE  SYSTEMS,  INC.

BY     /s/  Emil  H.  Soika
       --------------------
Emil  H.  Soika,  President  and
Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Emil H. Soika and Joseph M. Siekierski, and each of them individually, his true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                               Title                             Date
------------------------------  -------------------------------  -------------
 /s/  Emil H. Soika            President and Chief Executive    August 2, 1999
-----------------------------  Officer
    Emil H. Soika

 /s/  Karsten Houm             Chairman of the Board and        August 2, 1999
-----------------------------  Director
      Karsten Houm

 /s/  Joseph M. Siekierski     Vice President-Finance and       August 2, 1999
-----------------------------  Secretary (Principal Accounting
Joseph M. Siekierski           Officer and Principal Financial
                               Officer)

 /s/  Milton Datsopoulos       Director                         August 2, 1999
-----------------------------
      Milton Datsopoulos

 /s/  N.C. Joseph Lai          Director                         August 2, 1999
-----------------------------
      N.C. Joseph Lai

 /s/  Gerhard J. Von der Ruhr  Director                         August 2, 1999
-----------------------------
     Gerhard J. Von der Ruhr


                                     ------
                                  EXHIBIT INDEX
                                  -------------




EXHIBIT                                                          PAGE
NUMBER.  DESCRIPTION                                             NUMBER
-------  ------------------------------------------------------  ------

5 . . .  Opinion of Counsel

23.1. .  Consent of Deloitte & Touche LLP, Independent Auditors